Exhibit 99.1

Akcea Expands Board of Directors with Appointment of Dr. Amber Salzman

BOSTON, Mass., Feb. 13, 2020 – Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., today announced the appointment of Amber Salzman, Ph.D., to the Company’s Board of Directors, expanding the board to 11 members. Dr. Salzman has more than 30 years of experience in the pharmaceutical industry including serving as chief executive officer (CEO) of several companies, both publicly traded and private.

“Amber’s experience in leading and growing successful pharmaceutical and biotechnology companies, coupled with her expertise and personal interest in rare disease, makes her a great addition to our Board,” said B. Lynne Parshall, J.D., chairman of the board at Akcea. “Her strong business background will be very important as we continue to advance our pipeline of novel therapeutics and execute on our commercial strategies for TEGSEDI® (inotersen) in the U.S., Europe and Canada and WAYLIVRA® (volanesorsen) in Europe.”

Dr. Salzman is the President and CEO of Ohana Biosciences, a company with a mission to transform reproductive health through the industry’s first sperm biology platform. She previously served as the president and CEO of Adverum Biotechnologies and was a co-founder of Annapurna, SAS, where she served as president and CEO prior to its merger with Avalanche Biosciences to become Adverum. Dr. Salzman was also a member of the GlaxoSmithKline research and development executive team where she was responsible for operations in drug development across multiple therapeutic areas. In addition to her roles in industry, Dr. Salzman is the president of the Stop ALD Foundation, a medical research foundation dedicated to finding effective therapies for people with adrenoleukodystrophy (ALD) and advocating on behalf of people living with rare diseases. She played a leading role in establishing the first gene therapy human proof-of-concept for ALD and in adding ALD to the national recommended list of diseases for which newborns should be screened.

Dr. Salzman received her bachelor’s degree from Temple University and holds a Ph.D. in mathematics from Bryn Mawr College. Honors include being inducted into Temple University’s League of Entrepreneurial Women Hall of Fame.

“Advocating on behalf of people living with rare disease and working to bring them better treatment options, or in some cases a first-ever treatment, has been a passion of mine for many years. I have been familiar with the work being done at Akcea for some time and am honored to join the board,” said Dr. Salzman. “Akcea has made great progress in advancing its pipeline of promising therapies. I look forward to applying my experience to help the company bring more transformative treatments to people around the world who continue to live with rare diseases.”

ABOUT AKCEA THERAPEUTICS

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen), as well as advancing a mature pipeline of novel drugs, including AKCEA-APO(a)-LRx, AKCEA-ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six drugs were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U., Canada and Brazil. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Boston, Massachusetts. Additional information about Akcea is available at www.akceatx.com and you can follow us on Twitter at @akceatx.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of Akcea’s drugs in development is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC. Copies of these and other documents are available from the company.

In this press release, unless the context requires otherwise, “Ionis,” “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc., Akcea Therapeutics®, TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

Akcea Investor Contact:

Kathleen Gallagher

Vice President of Communications and Investor Relations

(617) 207-8509

kgallagher@akceatx.com

Akcea Media Contact:

Lynn Granito

Berry & Company

T: 212 253-8881

lgranito@berrypr.com